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                                 AMENDMENT NO. 3
                               TO RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 3 TO RIGHTS AGREEMENT (this "Amendment"), dated as of January 26, 1997, is entered into by and between Measurex Corporation, a Delaware corporation (the "Company"), and Bank of New York, a New York banking corporation (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are party to that certain Rights Agreement dated as of December 14, 1988, as amended by Amendment No. 1 dated as of May 30, 1990, and Amendment No. 2 dated as of September 16, 1991;

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of January 26, 1997 with Honeywell Inc., a Delaware corporation ("Parent") and Honeywell Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), pursuant to which Parent has agreed to acquire the Company upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, in connection with entering into the Merger Agreement, the Company wishes to ensure that neither Parent nor Purchaser will be deemed an "Acquiring Person" under the Rights Agreement by virtue of the execution and consummation of the transactions contemplated by the Merger Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:
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                  SECTION 1. Amendments to Rights Plan.

                  (a) Section 1 (a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           (a) "Acquiring Person" shall mean any Person (as such
                  term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include:
                  (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; or (ii) Honeywell Inc. or Honeywell Acquisition Corp., solely to the extent that such Persons acquire Beneficial Ownership of Common Shares of the Company in accordance with the provisions of the Agreement and Plan of Merger by and among Honeywell Inc., Honeywell Acquisition Corp. and Measurex Corporation dated as of January 26, 1997, or any amendment thereto (the "Merger Agreement"). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of any recapitalization of the Company or any other action taken by the Company or its Affiliates or Associates, including, without limitation, any repurchase of voting securities by the Company, which has the effect of increasing the proportionate number of shares beneficially owned by such Person to more than 20% of the Common Shares of the Company then outstanding; provided, however, that if any Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of the taking of such action or series of actions by the Company or such Affiliates or Associates and such Person shall, after such action or series of actions, increase its beneficial ownership of Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

                  (b) Section 1 (n) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           (n) A "Trigger Event" shall be deemed to have
                  occurred upon any Person (other than the Company, any Subsidiary of the

                                       2.
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                  Company, any employee benefit plan of the Company or any
                  Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becoming the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, no Trigger Event shall be deemed to have occurred as the result of the acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that in the event that a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company, a Trigger Event shall be deemed to have occurred upon such Person, after such share purchases by the Company, becoming the Beneficial Owner of any additional Common Shares of the Company. Notwithstanding the foregoing, in no event shall any acquisition or ownership of the Common Shares of the Company by Honeywell Inc. or Honeywell Acquisition Corp. in accordance with the provisions of the Merger Agreement constitute a Trigger Event for purpose of this Agreement.

                  (c) Section 3 (a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           (a) Until the earlier of (i) the tenth day after the
                  Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan, or any entity specifically excluded from the definition of Acquiring Person set forth in this Agreement, as amended) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan, or any entity specifically excluded from the definition of Acquiring Person set forth in this Agreement, as amended) to commence, a tender or exchange offer

                                       3.
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                  the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (d) Section 7 (a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                           (a) The registered holder of any Right Certificate
                  may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on December 29, 1998 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the Shares have been accepted for payment pursuant to the Offer, as such terms are defined in the Merger Agreement, or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.

                                       4.
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                  SECTION 2. Miscellaneous.

                  (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (b) This Amendment shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be executed as of the date and year first above written.


                                       COMPANY

                                       MEASUREX CORPORATION
Attest:

By:_______________________________     By:_____________________________________
Title:                                 Title:



                                       RIGHTS AGENT

                                       BANK OF NEW YORK,
                                       a New York banking corporation
Attest:


By:_______________________________     By:_____________________________________
Title:                                 Title:

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